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Exhibit 10.34

FORM OF

THE MACERICH COMPANY

NON-QUALIFIED STOCK OPTION AGREEMENT

    THIS AGREEMENT dated as of            , between The Macerich Company, a Maryland corporation (the "Corporation"), and            (the "Director").

W I T N E S S E T H

    WHEREAS, the Corporation has adopted The Macerich Company 2000 Incentive Plan (the "Plan").

    WHEREAS, pursuant to Section 2.1 of the Plan, the Corporation has granted an option (the "Option") to the Director upon the terms and conditions evidenced hereby, as required by the Plan, which Option is not intended as and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code.

    NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Director, the Corporation and the Director hereby agree as follows:

    1.  Option Grant.  This Agreement evidences the grant to the Director, as of            (the "Option Date"), of an Option to purchase an aggregate of      shares of Common Stock, par value $0.01 per share, under Section 2.1 of the Plan, subject to the terms and conditions of and to adjustments provided in or pursuant to the Plan.

    2.  Exercise Price.  The Option entitles the Director to purchase all of any part of the Option shares at a price per share of $      , which represents the Fair Market Value of the shares on the Option Date.

    3.  Option Exercisability and Term.  The Option shall terminate            , unless earlier terminated in accordance with the terms of the Plan.

    4.  Service.  The Director agrees to serve as a director in accordance with the provisions of the Corporation's Articles of Incorporation, bylaws and applicable law.

    5.  General Terms.  The Option and this Agreement are subject to, and the Corporation and the Director agree to be bound by, the provisions of the Plan that apply to the Option. Such provisions are incorporated herein by this reference. The Director acknowledges receiving a copy of the Plan and reading its applicable provisions. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE CORPORATION:	THE MACERICH COMPANY a Maryland corporation
By:
Richard A. Bayer Executive Vice President, General Counsel & Secretary
DIRECTOR:

FORM OF

EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT

    THIS AGREEMENT dated as of      between The Macerich Company, a Maryland corporation (the "Corporation") and      (the "Employee").

W I T N E S S E T H

    WHEREAS, as of this date, the Employee is an employee of The Macerich Partnership, L.P. (the "Operating Partnership" or the "Employer"); and

    WHEREAS, pursuant to The Macerich Company 2000 Incentive Plan (the "Plan"), the Corporation has granted to the Employee effective as of this date (the "Award Date") an option to purchase all or any part of      authorized but unissued shares of Common Stock, $.01 par value, of the Corporation upon the terms and conditions set forth herein and in the Plan.

    NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

    1.  Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

    2.  Grant of Option.  This Agreement evidences the Corporation's grant to the Employee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate      of shares of the Common Stock at the price of $      per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the tenth anniversary of the Award Date (the "Expiration Date"). Such price equals the Fair Market Value of the Corporation's Common Stock as of the Award Date.

    3.  Exercisability of Option.  Except as earlier permitted by or pursuant to the Plan or by resolution of the Committee adopted after the date hereof, no shares may be purchased by exercise of the Option until the expiration of six months after the Award Date. The Option may be exercised in installments as to one-third of the aggregate number of shares set forth in Section 2 hereof (subject to adjustment) on and after the first anniversary of the Award Date and as to an additional one-third of such aggregate number of such shares (subject to adjustment) on each of the second and third anniversaries of the Award Date.

    To the extent the Employee does not in any year purchase all or any part of the shares to which the Employee is entitled, the Employee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

    4.  Method of Exercise of Option.  The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in a form permitted in Section 2.2(b) of the Plan for the full purchase price of the shares to be purchased, subject to such further limitations and rules or procedures as the Committee may from time to time establish as to any non-cash payment and as to the tax withholding requirements of Section 6.5 of the Plan. Shares delivered in payment of the exercise price must have been owned by Employee for at least six months prior to the exercise. In addition, the Employee (or the Employee's Beneficiary or Personal Representative) shall furnish any written statements required pursuant to Section 6.4 of the Plan.

    5.  Effect of Termination of Employment or Death; Change in Subsidiary Status.  The Option and all other rights hereunder, to the extent not exercised, shall terminate and become null and void at such time as the Employee ceases to be employed by either the Corporation or any Subsidiary, except that

  (a)
  if employment terminates by reason other than by death, Disability or Cause, or employment terminates because a Subsidiary ceases to be a Subsidiary, or if, following a Change in Control Event, the Employee terminates his employment for Good Reason, then the Employee may at any time within a period of three months after the date of termination of employment exercise the Option to the extent the Option was exercisable at such date;

  (b)
  if employment terminates by reason of a Disability, or if the Employee suffers a Disability within three months after a termination of employment under subsection (a) above, then the Employee or the Employee's Personal Representative, as the case may be, shall have twelve months after the date of Disability (or, if earlier, the termination of employment) to exercise the Option to the extent that it was exercisable on the date of termination;

  (c)
  if employment terminates because of the Employee's death or the Employee dies within three months after a termination of employment under subsection (a) or (b) above, then the Employee's Beneficiary may exercise, at any time within twelve months after the Employee's termination of employment, the Option to the extent that it was exercisable on the date of the Employee's termination of employment;

provided, however, that in no event may the Option be exercised by anyone under this Section or otherwise after the Expiration Date. Following the expiration of the exercise periods set forth in Section 5(a), (b) and (c), as the case may be, or the Expiration Date, whichever first occurs, the Option shall terminate. As used in this Agreement, "Disability" shall mean (1) a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code, (2) the absence of Employee from his or her duties with the Company on a full-time basis for a period of nine months as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably), or (3) such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include. "Incapacity" as used in this Agreement shall be limited only to a condition that substantially prevents the Employee from performing his or her duties. "Cause" as used in this Agreement shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that the Employee has: (1) failed to perform required job duties in a material respect without proper cause, (2) been convicted of a felony, or (3) committed an act of fraud, dishonesty or gross misconduct which is injurious to the Company. "Good Reason" as used in this Agreement shall mean (1) a materially adverse and significant change in the Employee's position, duties, responsibilities, or status with the Company, (2) a change in the Employee's office location to a point more than 50 miles from the Employee's office immediately prior to a Change in Control, (3) the taking of any action following a Change in Control by the Company and the Operating Partnership to eliminate benefit plans without providing reasonable substitutes therefor, to reduce benefits thereunder or to substantially diminish the aggregate value of incentive awards or other fringe benefits, (4) any reduction in the Employee's base salary, or (5) any material breach by the Company and the Operating Partnership of the written employment contract with Employee, if any.

    6.  Termination of Option Under Certain Events.  Notwithstanding the foregoing provisions of this Agreement, the Committee retains the right to terminate the Option under Section 6.2(b) of the Plan to the extent the Option has not been exercised or deemed exercised prior to an event or transaction which the Corporation does not survive.

    7.  Limitation on Exercise of Option.  The Employee will not be entitled to receive Common Stock upon exercise of the Option to the extent that it will cause the Employee to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit. If the Employee exercises any portion of this Option which upon delivery of the Common Stock would cause the Employee to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit, the Corporation has the right to deliver to the Employee, in lieu of Common Stock, a check or cash in the amount equal to the Fair Market Value of the Common Stock otherwise deliverable on the date of exercise (minus any amounts withheld pursuant to Section 6.5 of the Plan).

    8.  Non-Transferability of Option.  The Option and any other rights of the Employee under this Agreement or the Plan are nontransferable as provided in Section 1.9 of the Plan.

    9.  Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, to the attention of the Corporate Secretary and to the Employee at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

    10.  Plan.  The Option and all rights of the Employee thereunder are subject to, and the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference, to the extent such provisions are applicable to options granted to Eligible Employees. The Employee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

    11.  Notice of Disposition.  The Employee agrees to notify the Corporation of any sale or other disposition of any shares of Common Stock received upon exercise of the option, if such sale or disposition occurs within two years after the Award Date or within one year after the date of such exercise.

    IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand.

THE CORPORATION
The Macerich Company a Maryland corporation
By
EMPLOYEE

ACKNOWLEDGED:
THE MACERICH PARTNERSHIP, L.P.
By:	The Macerich Company General Partner
By:

QuickLinks

Exhibit 10.34
FORM OF THE MACERICH COMPANY NON-QUALIFIED STOCK OPTION AGREEMENT
FORM OF EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT